Exhibit 99.1
[LOGO]

                                                                    NEWS RELEASE


                                                                        Contact:
                                      Richard J. Cantele, Jr., President and CEO
                                                Salisbury Bank and Trust Company
                                                                5 Bissell Street
                                                             Lakeville, CT 06039
                                                                  (860) 435-9801
                                                          rick@salisburybank.com

FOR IMMEDIATE RELEASE


                    IAN MCMAHON JOINS SALISBURY BANCORP, INC.

                           AS CHIEF FINANCIAL OFFICER


Lakeville, Connecticut, September 9, 2009/PRNewswire... Salisbury Bancorp, Inc. (NYSE AMEX:"SAL") (the "Company"), the holding company of Salisbury Bank and Trust Company (the "Bank"), announced that Ian McMahon has been appointed Chief Financial Officer of the Company and the Bank effective September 8, 2009.


"We are very pleased to have Ian join our executive management team. Ian brings a proven track record of success in financial management, strategic planning, investment portfolio and treasury management," said Rick Cantele, President and Chief Executive Officer. "His expertise in community banking will help us maintain our reputation of financial excellence and fiscal responsibility to our shareholders."


Most recently, Mr. McMahon served as Senior Vice President, Financial Planning and Analysis, with Doral Financial Corporation, a $10 billion diversified financial services company headquartered in Puerto Rico. Previously, he served as Executive Vice President, CFO and Treasurer for NewMil Bank, a $900 million full-service community bank with 20 banking offices that served Litchfield, Fairfield and New Haven Counties prior to its acquisition in 2006. In this position, Mr. McMahon was responsible for financial reporting oversight, interest rate risk management, liquidity and capital management, financial planning and performance measurement.


Mr. McMahon is a graduate of University College, Dublin, Ireland, from which he also holds a Diploma in Professional Accounting. He is also a Chartered Accountant through the Institute of Chartered Accountants in Ireland.


Salisbury Bancorp's sole subsidiary, Salisbury Bank and Trust Company, is a community bank. The Company has assets in excess of $500 million and has served the communities of northwestern Connecticut and the proximate communities in New York and Massachusetts for approximately 150 years. Salisbury Bank and Trust Company is headquartered in Lakeville, Connecticut and operates full service branches in Canaan, Salisbury and Sharon as well as Lakeville, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.


Statements contained in this news release contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward looking statements.


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